Exhibit 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 26th day of March, 2016

BETWEEN

GLOLEX, Inc. of Unit 9647
13 Freeland Park Wareham Road
Poole BH16 6F
United Kingdom (the "Customer")

- AND -

Shakeela Ayub of Flat 5, 10 East Parade, Harrogate HG1
5QA, England (the "Consultant").

BACKGROUND:

A. The Customer is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide services to the Customer.

B. The Consultant is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1. The Customer hereby agrees to engage the Consultant to provide the Customer with services (the "Services") consisting of:

o
Products and services legal consulting. To provide advice and oversight during the development of Glolex, Inc, applications (apps) and Company’s website. This consultancy covers the entire life span of the development of the app/s and website: From concept to development to launch and marketing and sales.

    2.   The Services will also include any other tasks which the Parties may agree on. The

Term of Agreement

3.    The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until the completion of the Services, subject to earlier termination as provided in this Agreement. The Term of this Agreement may be extended by mutual written agreement of the Parties.

4. In the event that either Party wishes to terminate this Agreement, that Party will be required to provide thirty (30) days notice to the other Party.

Performance

5. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

6. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

Compensation

7. For the services rendered by the Consultant as required by this Agreement, the Customer will provide compensation (the "Compensation") to the Consultant of $25.00 per hour.

   8.    The Compensation will be payable on a monthly basis, while this Agreement is in force. 9.   The Consultant will be responsible for all income tax liabilities and National Insurance or similar contributions relating to the Compensation and the Consultant will indemnify the Company in respect of any such payments required to be made by the Company.

Ownership of Materials and Intellectual Property

10.  All intellectual property and related materials (the "Intellectual Property") including any related work in progress that is developed or produced under this Agreement, will be the sole property of the Customer. The use of the Intellectual Property by the Customer will not be restricted in any manner.

11.  The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Customer. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Capacity/Independent Contractor

12.  In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

13. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

        a.   GLOLEX, Inc.
Unit 9647
13 Freeland Park, Wareham Road
Poole BH16 6F, United Kingdom

Email: business@glolex.top

Shakeela Ayub
Flat 5, 10 East Parade
Harrogate HG1 5QA United Kingdom

Email: shakeelasalenaayuba@hotmail.com

or to such other address as any Party may from time to time notify the other.

Modification of Agreement

14.  Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

15. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

16. The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Entire Agreement

17. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Titles/Headings

18. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

19. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

20.  It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the Country of England, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

21.  In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

22.  The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 25th day of March, 2016.

Glolex, Inc. (Customer)
Shakeela (Consultant)

Per: /s/ Maksim Charniak (SEAL)

Per: /s/ Shakeela Ayub, Esq.